EXHIBIT 4.1

NUMBER___                                                       UNITS

                            FROST CAPITAL GROUP, INC.

SEE REVERSE FOR                                          CUSIP_________
CERTAIN DEFINITIONS

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE CLASS A REDEEMABLE WARRANT

This certifies that ______________________________ is the owner of ____________
Units. Each Unit ("Unit") consists of one (1) share of common stock, par value $0.0001 per share ("Common Stock"), of Frost Capital Group, Inc., Delaware corporation (the "Company"), and one (1) Class A Redeemable Warrant (the "Class A Warrants") to purchase at an exercise price equal to $5.25 (subject to adjustment) one (1) share of Common Stock and one (1) Class B Redeemable Warrant until 5:00 p.m., New York City Time, on _________, 2007 (the "Expiration Date"). The Common Stock and Class A Warrants comprising the Units represented by this certificate are not transferable separately until ________, 2001, unless GBI Capital Partners Inc. ("GBI") informs the Company of GBI's decision to allow earlier separate trading; provided, that in no event can the Common Stock and Class A Warrants be traded separately until the Company files with the Securities and Exchange Commission an audited balance sheet reflecting the Company's receipt of proceeds from its initial public offering of the Units. The terms of the Class A Warrants are governed by a Warrant Agreement between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and the Class A Warrants are subject to the terms and conditions contained therein, all of which terms and conditions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 40 Wall Street, New York, New York 10005, and are available to any Warrant holder on written request and without cost. The Class A Warrants shall be void unless exercised before 5:00 p.m., New York City time, on the Expiration Date.

Dated:      FROST CAPITAL GROUP, INC.          COUNTERSIGNED:

__________                                     AMERICAN STOCK TRANSFER
                                               & TRUST COMPANY, Transfer Agent


            By:                                By:
               ------------------------------     ------------------------------
               Name:                              Name:
                    -------------------------          -------------------------
               Title:                             Title:
                     ------------------------           ------------------------


                            FROST CAPITAL GROUP, INC.
                                    CORPORATE
                                      SEAL
                                      2001
                                    DELAWARE
                                        *

                            FROST CAPITAL GROUP, INC.

         The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT - ____ Custodian _____
TEN ENT - as tenants by the entireties                     (Cust)        (Minor)
JT TEN  - as joint tenants with right of           under Uniform Gifts to Minors
          survivorship and not as tenants                     Act ______________
          in common                                                  (State)

         Additional abbreviations may also be used though not in the above list.

         For value received, ___________________ hereby sells, assigns and transfers unto

                     PLEASE INSERT SOCIAL SECURITY OR OTHER
                         IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Units represented by the within Certificate; and do hereby irrevocably constitute and appoint
________________________________________________________________________________
____________Attorney to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________


                  ______________________________________________________________
         NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.



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